Exhibit (h)(A43)

AMENDMENT TO

THE VANGUARD GROUP, INC. AGREEMENT

THIS AMENDMENT TO THE VANGUARD GROUP, INC. AGREEMENT (this “Amendment”) is made this 12th day of April, 2022, by and between THE VANGUARD GROUP, INC., TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, and JPMORGAN CHASE BANK, N.A. (collectively, the “Parties”).

WITNESSETH:

WHEREAS, the Parties entered into that certain Vanguard Group, Inc. Agreement dated as of April 15, 2011, as amended to date (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to remove Schedule B;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.    The foregoing WHEREAS clauses are hereby incorporated by reference.

2.    Definitions. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned to them in the Agreement.

3.    Amendment. Schedule B (“Vanguard Funds”) of the Agreement is hereby deleted in its entirety.

4.    No Other Amendments. Except as specifically modified herein, the Agreement remains in full force and effect.

5.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of both parties hereto. For the purposes hereof, a facsimile copy or a copy emailed in electronic format of this Amendment, including the signature pages hereto, shall be deemed an original.

[The remainder of this page is intentionally blank. Signatures to follow.]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first above written.

THE VANGUARD GROUP, INC.

By:

Name:

Title:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, on its own behalf and on behalf of each segregated asset account identified on Schedule A attached to the Agreement

By:

Name:

Title:

JPMORGAN CHASE BANK, N.A.

By:

Name:

Title:

Amendment to The Vanguard Group, Inc. Agreement 0241320